EXHIBIT 10.23


                             CONSULTING AGREEMENT

      CONSULTING AGREEMENT (the "Agreement") entered into as of February 8, 2000 between Famous Fixins, Inc. with the principal offices located at 250 West 57th Street Suite 1112, New York, NY 10107 (the "Company") and MATTHEW MARKIN with address at 3594 South Ocean Blvd., Highland Beach, FL 33487 (the "Consultant").

      WHEREAS, the Board of Directors of the Company has adopted a written compensation agreement for compensation of Consultant who is a natural person; and

      WHEREAS, the Company has engaged Consultant to provide services at the request of and subject to the satisfaction of the Company's management; and

      WHEREAS, a general description of the nature of the services performed by Consultant and the maximum value of such services under this Agreement are set forth below; and

      WHEREAS, the Company and Consultant intend that this Agreement and the services performed hereunder shall be made, requested and performed in such a manner that this Agreement shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("SEC") pursuant to which the Company may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the SEC by the Company;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

      1. The Company agrees to and does hereby engage Consultant for a one year period which commenced as of February 8, 2000 and ends on February 7, 2001. The Company hereby employs Consultant and Consultant hereby accepts such employment, and will perform the services requested by management of the Company to its satisfaction during the term hereof. All such services are to be performed only upon direct authorization from the Company. The services performed by Consultant hereunder will be personally rendered by Consultant, and no one acting for or on behalf of the Consultant, except those persons normally employed by the Consultant in rendering services to others, such as secretaries, bookkeepers and the like.

      2.    During the Term of this Agreement:

           (a) Consultant shall provide to the Company consulting services designed to assist the Company in marketing and product development activities as related to the Company's food products and services, including the preparation of business plans and reports on product market research. Such services may include other tasks requested by the Company's management; however, such services requested by the Company and to be provided by
Consultant:

       - shall not be investor relations services;
       - shall not be shareholder communications services;
       - shall not be of a promotional nature that would directly or indirectly promote or maintain a market for the Company's securities;
       - shall not be in connection with or related to the offer or sale of the Company's securities in a capital-raising transaction.

            (b) The services of Consultant are non-exclusive and subject to
Section 4 hereof, Consultant may render services of the same or similar nature, as herein described, to an entity whose business is in competition with the Company or the Company's clients, directly or indirectly.

      3. The Company shall pay to Consultant for its services hereunder as follows: $250 per hour for services invoiced and $100 per hour for services invoiced by any assistants of the Consultant. The payment shall be made in the form of the Company's securities through a combination of shares of common stock and options to purchase an equal number of shares of common stock. The maximum compensation payable by the Company to Consultant under this Agreement shall be a total of 250,000 shares of the Company's common stock and options to purchase 250,000 shares of the Company's common stock. In no event can more than 50% of the total number of securities vest prior to March 6, 2000. The number of shares and options to be issued shall be computed in relation to the closing bid price of the Company's common stock on the date invoice for services is received by the Company; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the SEC. The options to purchase the first 125,000 shares of common stock are exercisable at $.1875 per share (the bid price on February 8, 2000). The options to purchase the other 125,000 shares of common stock shall be exercisable at $.25 per share. The options are exercisable for a period of three years from the date of this Agreement. The options shall not be given, granted sold, exchanged, transferred, pledged, encumbered, assigned or otherwise disposed of by Consultant, other than by will or the laws of descent and distribution, and during the lifetime of Consultant, shall be exercisable only by Consultant. In the event the Company shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock, the securities issued under this Agreement shall be appropriately adjusted to reflect any such event.

            The Company agrees to use its best efforts to file a registration statement for the aforementioned securities on Form S-8 in a timely manner within 15 days after the Company submits its annual report on Form 10K-SB for the year ended December 31, 1999. The Company shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Agreement. Consultant shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, and so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact regarding Consultant necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Such Registration Statement shall be prepared at the sole cost and expense of the Company. The Company shall cause its transfer agent to deliver certificates for the shares due to Consultant promptly after the effectiveness of the Registration Statement. Consultant understands, acknowledges and agrees to comply with the Securities Act in all respects in connection with the issuance and resale of such shares of common stock.

            Regardless of the Consultant's status as an "employee" under Rule 405 of the Commission, all services rendered by Consultant hereunder shall be rendered as an independent contractor, and Consultant shall be liable for any FICA taxes, withholding or other similar taxes or charges, and Consultant shall indemnify and hold the Company harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by Consultant in computing the billable rate for the services Consultant agreed to render to the Company.

      4. Consultant will not disclose to any other person, firm, or corporation, nor use for its own benefit, during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Company which are acquired by Consultant in the course of performing services hereunder. A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning contract negotiations or the filing or pendency of patent applications.

      5.    Consultant represents and warrants to the Company as follows:

            (a) Consultant hereby accepts employment by the Company for the services performed pursuant to this Agreement. The services performed by Consultant hereunder will be personally rendered by Consultant, and no one acting for or on behalf of Consultant.

            (b) Consultant represents and warrants that, by reason of income, net assets, education, background and business acumen, Consultant has the experience and knowledge in business and financial matters to evaluate the risks and merits attendant to an investment in the securities of the Company, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of the total investment of services.

            (c) None of the services rendered by Consultant and paid for by the issuance of securities of the Company shall be services related to any "capital raising" transaction or other prohibited service as described above.

      6. (a) The Company and Consultant agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of the Company to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

            (b) The Company agrees to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses including reasonable attorney's and accountant's fees arising out of the performance of this Agreement, whether or not Consultant is a party to such dispute. This indemnity shall not apply, however, where a court of competent jurisdiction has made a final determination that Consultant engaged in misconduct in the performance of its services hereunder which gave rise to the loss, claim, damage, liability, cost or exposure sought to be recovered hereunder.

            (c) The provision of this Section 6 shall survive the termination and expiration of this Agreement.

      7. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings, and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties.

      8. This Agreement shall be governed by the laws of the State of New York. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the federal court for the Southern District of the State of New York, and the parties hereby agree that service of process upon them by certified mail at the addresses shown in this Agreement shall be deemed adequate and lawful.

      9. Prior to the performance of services hereunder, this Agreement may be terminated by mutual consent of the parties. The Agreement shall automatically terminate at the expiration of the term hereof or upon 30 days written notice by either party; provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of the Company to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

      10. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of February 8, 2000.


CONSULTANT:

/s/ Matthew Markin
-------------------
MATTHEW MARKIN


THE COMPANY:

FAMOUS FIXINS, INC.

By:  /s/ Jason Bauer
   ----------------------
   Jason Bauer, President